UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
______________

Date of Report (Date of earliest event reported): March 12, 2026

ACNB Corporation
(Exact name of Registrant as specified in its charter)

Pennsylvania	1-35015	23-2233457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Lincoln Square, Gettysburg, PA	17325
(Address of principal executive offices)	(Zip Code)

717.334.3161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $2.50 par value per share	ACNB	The NASDAQ Stock Market, LLC

CURRENT REPORT ON FORM 8-K

ITEM 1.01    Entry Into a Material Definitive Agreement

On March 12, 2026, ACNB Corporation (the "Company"), entered into Subordinated Note Purchase Agreements (the "Purchase Agreements") with certain institutional accredited investors and qualified institutional buyers (the "Purchasers") pursuant to which the Company sold and issued $15,000,000 in aggregate principal amount of its 5.875% fixed-to-floating rate subordinated notes due March 15, 2036 (the "Notes"). The Notes were issued by the Company to the Purchasers at a price equal to 100% of their face value. The Purchase Agreements contain certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand. The Notes were offered and sold in a private placement in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 of Regulation D thereunder.

The Company intends to use the net proceeds from the sale of Notes for general corporate purposes, which may include the redemption of all or a portion of its currently outstanding 4.00% Fixed-to-Floating Rate Subordinated Notes due March 31, 2031. The Notes are intended to qualify at the holding company level as Tier 2 capital under the capital guidelines of the Federal Reserve Board.

The Notes, which mature on March 15, 2036, bear interest at a fixed annual rate of 5.875% for the period up to, but excluding, March 15, 2031 (the "Fixed Interest Rate Period"). From and including March 15, 2031 until maturity or redemption (the "Floating Interest Rate Period"), the interest rate will adjust to a floating rate equal to a benchmark rate, which is expected to be the then-current Three-Month Term SOFR, plus 245 basis points. The Company will pay interest in arrears semi-annually during the Fixed Interest Rate Period and quarterly during the Floating Interest Rate Period. The Notes constitute unsecured and subordinated obligations of the Company and rank junior in right of payment to any senior indebtedness and obligations to general and secured creditors. Subject to limited exceptions, the Company cannot redeem the Notes before March 15, 2031.

The foregoing description of the Purchase Agreements and the Notes does not purport to be complete and is qualified in its entirety by reference to the form of the Purchase Agreements and the form of the Notes, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 7.01    Regulation FD Disclosure
In connection with the offering of the Notes described in Item 1.01, the Company provided certain investors with a slide deck that included information about the Company. A copy of the slide deck is attached as Exhibit 99.1 and is incorporated herein by reference. The information furnished pursuant to this item shall not be deemed "filed" for any purpose.

ITEM 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number Description

4.1     Form of 5.875% Fixed-to-Floating Rate Subordinated Note due March 15, 2036

10.1     Form of Subordinated Note Purchase Agreement 5.875% Fixed-to-Floating Rate Subordinated Note due March 15, 2036

99.1     Slide Deck dated March 2026

104     Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION (Registrant)

Dated:	March 12, 2026	/s/ Kevin J. Hayes
Kevin J. Hayes
Senior Vice President/
General Counsel, Secretary & Chief Governance Officer